                                                                   EXHIBIT 10.9









                         INTERNET SECURITY SYSTEMS, INC.



                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT



                                February 14, 1997

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
1.       Purchase and Sale of Preferred Stock..................................   -1-
         1.1      Sale and Issuance of Series B Preferred Stock................   -1-
         1.2      Closing......................................................   -1-

2.       Representations and Warranties of the Company.........................   -1-
         2.1      Organization Good Standing and Qualification.................   -2-
         2.2      Capitalization...............................................   -2-
         2.3      Subsidiaries.................................................   -3-
         2.4      Authorization................................................   -3-
         2.5      Governmental Consents........................................   -3-
         2.6      Permits......................................................   -4-
         2.7      Litigation...................................................   -4-
         2.8      Proprietary Information and Inventions Agreement.............   -4-
         2.9      Patents and Other Intangible Assets..........................   -4-
         2.10     Manufacturing and Marketing Rights...........................   -5-
         2.11     Compliance with Other Instruments............................   -5-
         2.12     Agreements, Action...........................................   -5-
         2.13     Brokers or Finders; Other Offers.............................   -6-
         2.14     Disclosure...................................................   -6-
         2.15     No Conflict of Interest......................................   -7-
         2.16     Rights of Registration.......................................   -7-
         2.17     Private Placement............................................   -7-
         2.18     Corporate Documents..........................................   -7-
         2.19     Title to Property and Assets.................................   -7-
         2.20     Financial Statements.........................................   -8-
         2.21     Changes......................................................   -8-
         2.22     Employee Benefit Plans.......................................   -9-
         2.23     Tax Returns and Payments.....................................   -9-
         2.24     Insurance....................................................   -9-
         2.25     Labor Agreements and Actions.................................   -9-
         2.26     Environmental and Safety Laws................................  -10-
         2.27     Minute Books.................................................  -10-
         2.28     Section 1202 of the Internal Revenue Code....................  -10-
         2.29     Use of Proceeds..............................................  -11-

3.       Representations and Warranties of the Purchasers......................  -11-
         3.1      Authorization................................................  -11-
         3.2      Purchase Entirely for Own Account............................  -12-
         3.3      Disclosure of Information....................................  -12-
         3.4      Investment Experience........................................  -12-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                  PAGE
                                                                                                  ----
         3.5      Restricted Securities.........................................................  -12-
         3.6      No Public Market..............................................................  -13-
         3.7      Further Limitations on Disposition............................................  -13-
         3.8      Legends.......................................................................  -13-
         3.9      Accredited Investor...........................................................  -14-
         3.10     Brokers or Finders............................................................  -14-

         4.       Representations and Warranties of the Founders.

         4.1      Litigation....................................................................  -14-
         4.2      Capitalization................................................................  -15-
         4.3      Patents and Other Intangible Assets...........................................  -15-

5.       Conditions of the Purchasers' Obligations at Closing...................................  -16-
         5.1      Representations and Warranties................................................  -16-
         5.2      Performance...................................................................  -16-
         5.3      Compliance Certificate........................................................  -16-
         5.4      Qualifications................................................................  -16-
         5.5      Proceedings and Documents.....................................................  -16-
         5.6      Opinion of Company Counsel....................................................  -17-
         5.7      Rights Agreement..............................................................  -17-
         5.8      Right of First Refusal and Co-Sale Agreement..................................  -17-
         5.9      Letter Agreement Relating to Sale of Stock in the Event Directed Shares
                  are Offered...................................................................  -17-
         5.10     Agreement Regarding Acceleration of  Vesting of Future Optionees..............  -17-
         5.11     Voting Agreement..............................................................  -17-

6.       Conditions of the Company's Obligations at Closing.....................................  -17-
         6.1      Representations and Warranties................................................  -17-
         6.2      Qualifications................................................................  -17-
         6.3      Covenants.....................................................................  -18-

7.       Right of First Offer...................................................................  -18-

8.       Miscellaneous..........................................................................  -19-
         8.1      Survival of Warranties........................................................  -19-
         8.2      Transfer; Successors and Assigns..............................................  -19-
         8.3      Governing Law.................................................................  -20-
         8.4      Counterparts..................................................................  -20-
         8.5      Titles and Subtitles..........................................................  -20-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                              PAGE
                                                              ----
         8.6      Notices...................................  -20-
         8.7      Finder's Fee..............................  -20-
         8.8      Expenses..................................  -21-
         8.9      Attorneys' Fees...........................  -21-
         8.10     Amendments and Waivers....................  -21-
         8.11     Severability..............................  -21-
         8.12     Delays or Omissions.......................  -21-
         8.13     Entire Agreement..........................  -21-

                                TABLE OF CONTENTS
                                   (CONTINUED)


Exhibit A       -     Schedule of Purchasers

Exhibit B       -     Certificate of Amendment

Exhibit C       -     Schedule of Exceptions to Representations and Warranties

Exhibit D       -     List of Stockholders of the Company

Exhibit E       -     Form of Amended and Restated Rights Agreement

Exhibit F       -     Form of Amended and Restated Right of First Refusal and
                      Co-Sale Agreement

Exhibit G       -     Letter Agreement Relating to Sale of Stock in the Event
                      Directed Shares are Offered

Exhibit H       -     Form of Agreement Regarding Acceleration of Vesting of
                      Future Optionees

Exhibit I       -     Form of Voting Agreement

Exhibit J       -     Form of Legal Opinion of Brobeck, Phleger & Harrison LLP

Exhibit K       -     List of Company Founders

                         INTERNET SECURITY SYSTEMS, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of the 14th day of February, 1997 by and between INTERNET SECURITY SYSTEMS, INC. a Georgia corporation (the "COMPANY"), the investors purchasing Series B Preferred Stock (the "Series B Preferred") listed on Exhibit A attached hereto (each a "PURCHASER" and together the "PURCHASERS") and Thomas Noonan and Christopher Klaus (each a "FOUNDER" and together the "FOUNDERS")


         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       Purchase and Sale of Preferred Stock.

                  1.1      Sale and Issuance of Series B Preferred Stock.

                           (a) The Company shall file with the Secretary of
State of the State of Georgia on or before the Closing (as defined below) a Certificate of Amendment setting forth the rights, privileges, preferences and limitations of the Series B Preferred Stock in the form attached hereto as Exhibit B.

                           (b) Subject to the terms and conditions of this
Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares set forth opposite each Purchaser's name on Exhibit A attached hereto at a purchase price of $2.53 per share. The shares of Series B Preferred sold to the Purchasers pursuant to this Agreement shall be hereinafter referred to as the "STOCK."

                  1.2 Closing. The purchase and sale of the Stock shall take place at the offices of the Company, 41 Perimeter Center East, Suite 660, Atlanta, Georgia 30348 at 10:00 a.m., on February 14, 1997 or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING"). At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor, by a bank or certified check payable to the Company or by wire transfer to the Company's bank account.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, as of the date hereof and the date of the closing, except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the relevant subsection hereof which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company and its subsidiary are duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                  2.2 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                                    (i)   Preferred Stock. 10,000,000 shares of
Preferred Stock, of which (A) 3,650,000 shares have been designated Series A Preferred Stock all of which are issued and outstanding and (B) 2,086,957 shares have been designated Series B Preferred Stock all of which shall be issued and outstanding immediately following the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Articles of Incorporation as amended by the Certificate of Amendment.

                                    (ii)  Common Stock. 25,000,000 shares of
Common Stock and 7,901,971 shares of which shall be issued and outstanding as of the Closing.

                                    (iii) An accurate list of the Company's
stockholders and their holdings is set forth in Exhibit D to this Agreement. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.5 below, the Stock (and the Common Stock issuable upon conversion thereof) has been issued or will be issued in compliance with all applicable federal and state securities laws.

                                    (iv)  Except for (A) conversion privileges
of Series A Preferred Stock, (B) conversion privileges of Series B Preferred Stock, (C) the Rights of First Offer described in Section 7 of that certain Series A Preferred Stock Purchase Agreement dated as of February 2, 1996 by and between the Company and the investors listed on Exhibit A thereto (the "SERIES A PURCHASE AGREEMENT"), (D) the Rights of First Offer described in Section 7 hereof, and (E) outstanding options to purchase 894,900 shares of Common Stock granted to employees, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved 1,548,029 shares of Common Stock for issuance, at the discretion of the Board of Directors, to officers, directors, employees and consultants. Except as otherwise contemplated herein, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

                  2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Rights Agreement in the form attached as Exhibit E (the "RIGHTS AGREEMENT"), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached as Exhibit F (the "CO-SALE AGREEMENT"), the Letter Agreement Relating to the Sale of Stock in the Event Directed Shares are Offered in the form attached as Exhibit G (the "DIRECTED SHARE AGREEMENT"), the Amended and Restated Agreement Regarding Acceleration of Vesting of Future Optionees in the form attached as Exhibit H (the "ACCELERATION AGREEMENT") and the Amended and Restated Voting Agreement in the form attached as Exhibit I hereto (the "VOTING AGREEMENT"); the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock (and the Common Stock issuable upon conversion of the Stock) has been taken or will be taken prior to the Closing, and this Agreement, the Rights Agreement, the Co-Sale Agreement, the Acceleration Agreement, the Directed Share Agreement and the Voting Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditor's rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws. The Stock, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable and will have the rights, preferences and privileges described in the Certificate of Amendment. The shares of Common Stock issuable upon conversion of the Stock have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Amended and Restated Articles of Incorporation of the Company, as amended (the "RESTATED ARTICLES") will be validly issued, fully paid and nonassessable, and the Stock (and the Common Stock issuable upon conversion thereof) will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company, and the Stock (and the Common Stock issuable upon conversion thereof) will be free of restrictions on transfer other than the restrictions on transfer under this Agreement, the Rights Agreement and the Co-Sale Agreement and under the applicable state and federal securities laws.

                  2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Amendment with the Secretary of State of the State of Georgia and (ii) such filings as may be required under applicable state and federal securities laws, which filings will be timely filed within the applicable periods therefor.

                  2.6 Permits. The Company has all franchises, permits, licenses and any similar authority as necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.7 Litigation. There is no action, suit or proceeding pending against the Company or any of its real property, or against any Founder, nor, to the best knowledge of the Company, is there any basis therefor, nor is there any action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Rights Agreement, the Co-Sale Agreement, the Voting Agreement or the right of the Company to enter into each such agreement, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor, to the best knowledge of the Company, is there any basis therefor) by or before any governmental agency or entity. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  2.8 Proprietary Information and Inventions Agreement. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the Purchasers. The Company is not aware that any of its employees are in violation thereof.

                  2.9 Patents and Other Intangible Assets. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and to the best of the Company's knowledge, as proposed to be conducted without any conflict with, or infringement with the rights of, others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Furthermore, the Company is not obligated to pay any royalty or fee to any third party on account of the Company's ownership of such patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights, nor is the Company obligated to pay any future royalty or fee to any of the Company's employees or consultants on account of any such intellectual property rights of such employee or consultant that have not been assigned to the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree of order of any court or administrative agency, that would interfere with the use of such employees' best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

                  2.10 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person (other than rights to sell the Company's products granted to distributors and resellers in the ordinary course) and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                  2.11     Compliance with Other Instruments.

                           (a) The Company is not in violation or default of any
provisions of its Restated Articles or By-laws or in any material respect of any instrument, contract, indenture or agreement relating to the payment or receipt of money on an annual basis in excess of $3,000 (a "MATERIAL CONTRACT") to which it is a party or by which it is bound or, of any provision of federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. To the best of the Company's knowledge, all parties having material contracts and commitments with the Company are in compliance therewith in all material respects. The execution, delivery and performance of this Agreement, the Rights Agreement, the Co-Sale Agreement, the Acceleration Agreement, the Directed Share Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                           (b) The Company has materially complied with all
Material Contracts and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement (other than the terms of employment arrangements previously disclosed in writing to the Purchasers).

                  2.12     Agreements, Action.

                           (a) There are no agreements, understandings or
proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                           (b) Except for agreements explicitly contemplated
hereby and agreements for the sale or distribution of the Company's products and services in the ordinary course of business, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) current or future obligations of, or payments to the Company in excess of, $50,000, (ii) obligations that have a duration of greater than one year, or (iii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

                           (c) The Company has not (i) declared or paid any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed that remains outstanding or incurred any other liabilities that remain outstanding individually in excess of $25,000 or in excess of $125,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d) The Company is not a party to and is not bound by
any contract, agreement or instrument, or subject to any restriction under its Restated Articles or By-laws, that materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                           (e) The Company has not engaged in the past six (6)
months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                  2.13 Brokers or Finders; Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                  2.14 Disclosure. The Company has fully provided the Purchasers with all the information which the Purchasers have requested for deciding whether to acquire the Stock. In addition, the Company has made representations concerning its business, including certain of the Company's projections describing its proposed business (collectively, the "Business Plan") to the Purchasers. In the course of its representations to the Purchasers concerning its business, the Company has not omitted any information of which it is aware that is material to its business prospects. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business

Plan and the financial projections contained in the Business Plan were prepared in good faith; provided, however, that the Company does not represent or warrant that it will achieve such financial projections.

                  2.15 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company's officers or directors, or any members of their immediate families, are indebted to the Company or to the best of the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any Material Contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  2.16 Rights of Registration. Except as contemplated in the Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. At the Closing, the Company will enter into the Rights Agreement in the form attached hereto as Exhibit E between the Company, certain members of the Company's Management and each Purchaser.

                  2.17 Private Placement. Subject in part to the truth and accuracy of each Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.18 Corporate Documents. The Restated Articles and Bylaws of the Company are in the form provided to the Purchasers.

                  2.19 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.20 Financial Statements. The Company has delivered to the Purchasers its unaudited financial statements (including balance sheet and profit and loss statement) for the period ended December 31, 1996 (the "FINANCIAL STATEMENTS"). The Financial Statements have been complied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, obligations, claims or guarantees contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1996 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. The Company hereby represents and warrants that the Financial Statements and all yearly financials thereafter shall be audited by an independent certified public accounting firm of national recognition and such financials shall be in accordance with generally accepted accounting principles.

                  2.21     Changes. Since December 31, 1996, there has not been:

                           (a) any change in the assets, liabilities, financial
condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                           (b) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (c) any waiver or compromise by the Company of a
valuable right or of a material debt owed to it;

                           (d) any satisfaction or discharge of any lien, claim,
or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (e) any material change to a Material Contract or
agreement by which the Company or any of its assets is bound or subject;

                           (f) any material change in any compensation
arrangement or agreement with any employee, officer, director or stockholder;

                           (g) any sale, assignment or transfer of any patents,
trademarks, copyrights, trade secrets or other intangible assets;

                           (h) any resignation or termination of employment of
any key officer of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officers;

                           (i) receipt of notice that there has been a loss of,
or material order cancellation by, any major customer of the Company;

                           (j) any mortgage, pledge, transfer of a security
interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                           (k) any loans or guarantees made by the Company to or
for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                           (l) any declaration, setting aside or payment or
other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or

                           (m) any arrangement or commitment by the Company to
do any of the above items described in this Section 2.21.

                  2.22 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.23 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

                  2.24 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in effect term life insurance policies, payable to the Company, on the lives of Christopher Klaus and Thomas Noonan, each in the amount of $2,500,000.

                  2.25 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                  2.26 Environmental and Safety Laws. To the Company's knowledge, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety which would have a material effect on the employees, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  2.27     Minute Books. The copy of the minute books of the

Company provided to the counsel for the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

                  2.28 Section 1202 of the Internal Revenue Code. The capital stock issuable hereunder will constitute "qualified small business stock" within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "CODE"), as of the date of issuance and the Company hereby represents and warrants that it shall continue to do the following:

                           (a)      use its best efforts to comply with the
reporting and record keeping requirements of Section 1202 of the Code and any regulations promulgated thereunder; and

                           (b)      use its best efforts to provide the
Purchasers with notice at least ten (10) business days prior to taking any of the following actions:

                                    (i)      Within the two-year period ending
one year from the date hereof, purchase an amount of its own stock (within the meaning of Section 1202(c)(3) of the Code) having an aggregate value at the time(s) of purchase exceeding five percent of the aggregate value of all of its outstanding stock determined as of the start of such period;

                                    (ii)     Conduct any of the following
businesses (as defined for purposes of Section 1202(e)(3) of the Code):

                                             (A) any business involving the
performance of services in the fields of law, accounting, actuarial science, performing arts, athletics, or brokerage services;

                                             (B) any banking or insurance
business;

                                             (C) any farming business
(including the business of raising or harvesting trees);

                                             (D) any business involving the
production or extraction of natural resources with respect to which a deduction is allowable under Section 613 or 613A of the Code; or

                                             (E) any business of operating a
hotel, motel, restaurant or similar establishment;

                                    (iii)    Permit more than 10 percent of the
value of its assets to consist of stock issued by other companies (other than stock of companies that qualify as subsidiaries of the Company within the meaning of Section 1202(e)(5) of the Code or stock that is held as working capital or reasonably expected to be sold within two years to finance research and experimentation within the meaning of Section 1202(e)(6) of the Code);

                                    (iv)     Permit more than 10 percent of the
value of its assets to consist of real property which is not used in the active conduct of a qualified trade or business within the meaning of Section 1202(e)(7) of the Code;

                                    (v)      Make an election under Section 936
of the Code (relating to the Puerto Rico and possessions tax credit) or permit a subsidiary to make such an election; or

                                    (vi)     In a single transaction or series
of related transactions, raise capital of more than $1 million through the issuance of securities or the incurrence of indebtedness if such transaction or series of related transactions likely would cause the Company to fail to satisfy the active business requirement set forth in Section 1202(e)(1) of the Code by virtue of holding excess cash or investment assets.

                           For purposes of the foregoing, any valuation or other
determination (including, without limitation, a determination that a specific course of action does not constitute the conduct of a business described in 2(b), above) made by the Company's Board of Directors in good faith or for which there was, at the time made, a reasonable basis in law or fact shall be conclusive.

                  2.29 Use of Proceeds. The proceeds of the financing contemplated herein shall be used for general corporate and working capital purposes including repayments of advances made under existing lines of credit.

         3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

                  3.1 Authorization. This Agreement and the Rights Agreement, when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors rights generally, as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Stock (and Common Stock issuable upon conversion thereof) to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock (or the Common Stock issuable upon conversion thereof). The Purchaser understands that the Stock (and the Common Stock issuable upon conversion thereof) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser has not been formed for the specific purpose of acquiring the Stock (and the Common Stock issuable upon conversion thereof). The Purchaser represents that it has full power and authority to enter into this Agreement.

                  3.3 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Stock. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock. The Purchaser's decision to purchase the Stock is based in part on the answers to such questions as the Purchaser and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

                  3.4 Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock.

                  3.5 Restricted Securities. The Purchaser understands that the Stock (and the Common Stock issuable upon conversion thereof) are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Stock (and the Common Stock issuable upon conversion thereof) may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Stock (and the Common Stock issuable upon conversion thereof) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  3.6 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Stock or the underlying Common Stock and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

                  3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Stock (and the Common Stock issuable upon conversion thereof) unless and until:

                           (a)      There is then in effect a Registration
Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                           (b)      (i) The Purchaser shall have notified the
Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for routine transactions made pursuant to Rule 144.

                           (c)      Notwithstanding the provisions of paragraphs
(a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a constituent stockholder or constituent partner (including any constituent of a constituent) of the Purchaser, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

                  3.8 Legends. The Purchaser understands that the Stock (and the Common Stock issuable upon conversion thereof), and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                           (a)      "THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (b)      Any legend required by the laws of the State
of Georgia and the laws of the State of California.

                           (c)      Any legend required by the Blue Sky laws of
any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

         A certificate shall not bear such legends if in the opinion of counsel satisfactory to the Company (it being agreed that Wilson Sonsini Goodrich & Rosati or Brobeck, Phleger & Harrison LLP shall be satisfactory) that the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

                  3.9 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

                  3.10 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.       Representations and Warranties of the Founders.

                  4.1 Litigation. Each Founder, severally and not jointly, represents and warrants to the Purchasers that, to the best knowledge of such Founder, there is no action, suit or proceeding pending against the Company or any of its real property, or against such Founder, nor is there any basis therefor, nor is there any action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Rights Agreement or the Co-Sale Agreement or the right of the Company to enter into each such agreement, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to such Founder) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no investigation pending or threatened against the Company, its properties or such Founder (nor, to the best knowledge of such Founder, is there any basis therefor) by or before any governmental agency or entity. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  4.2 Capitalization. Each Founder, severally and not jointly, represents and warrants to the Purchasers that, except as set forth in the Schedule of Exceptions under Section 2.2, to the best knowledge of such Founder, the authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                                    (i)   Preferred Stock. 10,000,000 shares of
Preferred Stock, of which (A) 3,650,000 shares have been designated Series A Preferred Stock all of which are issued and outstanding and (B) 2,086,957 shares have been designated Series B Preferred Stock all of which shall be issued and outstanding immediately following the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Articles and the Certificate of Amendment.

                                    (ii)  Common Stock. 25,000,000 shares of
Common Stock and 7,901,971 shares of which shall be issued and outstanding as of the Closing.

                                    (iii) An accurate list of the Company's
stockholders and their holdings is set forth in Exhibit D to this Agreement.

                                    (iv)  Except for (A) conversion privileges
of Series A Preferred Stock, (B) Conversion Privileges of Series B Preferred Stock, (C) the Rights of First Offer described in Section 7 of the Series A Purchase Agreement, (D) the Rights of First Offer described in Section 7 hereof, and (E) outstanding options to purchase 894,900 shares of Common Stock granted to employees, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved 1,548,029 shares of Common Stock for issuance, at the discretion of the Board of Directors, to officers, directors, employees and consultants. Except as otherwise contemplated herein, the Company is not a party or subject to any agreement or understanding, and, to the best of such Founders knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

                  4.3 Patents and Other Intangible Assets. Christopher Klaus represents and warrants to the Purchasers that, except as set forth in the Schedule of Exceptions under Section 2.9, to the best of his knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement with the rights of, others. Neither he nor the Company has received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Furthermore, the Company is not obligated to pay any royalty or fee to any third party on account of the Company's ownership of such necessary patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights, nor is the

Company obligated to pay any future royalty or fee to any of the Company's employees or consultants on account of any such intellectual property rights of such employee or consultant that have not been assigned to the Company. Christopher Klaus is not aware that any employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree of order of any court or administrative agency, that would interfere with the use of such employees' best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of Christopher Klaus' knowledge conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Christopher Klaus does not believe that or that it will be necessary to use any inventions of any of the Company's employees (or persons the Company currently intends to hire) made prior to their employment by the Company.

         5. Conditions of the Purchasers' Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

                  5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                  5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers' counsel, and the Purchasers' counsel shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                  5.6 Opinion of Company Counsel. The Purchasers shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit J.

                  5.7 Rights Agreement. The Company and each Purchaser shall have executed and delivered the Rights Agreement in substantially the form attached as Exhibit E.

                  5.8 Right of First Refusal and Co-Sale Agreement. The Company, each Founder of the Company listed in Exhibit K, and each Purchaser shall have executed and delivered the Right of First Refusal and Co-Sale Agreement in substantially the form attached as Exhibit F.

                  5.9 Letter Agreement Relating to Sale of Stock in the Event Directed Shares are Offered. The Company, AT & T Ventures and Kleiner Perkins Caufield & Byers shall have executed and delivered a Letter Agreement Relating to Sale of Stock in the Event Directed Shares are Offered in the form attached as Exhibit G.

                  5.10 Agreement Regarding Acceleration of Vesting of Future Optionees. The Company, AT & T Ventures and Kleiner Perkins Caufield & Byers shall have executed and delivered an Agreement to Accelerate Vesting of Future Optionees in the Form attached as Exhibit I.

                  5.11     Voting Agreement. The Company, certain
shareholders of the Company and each Purchaser shall have executed and delivered the Voting Agreement in the Form attached as Exhibit H.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  6.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                  6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

         7. Right of First Offer. The Company hereby grants to each Purchaser (each a "RIGHTS HOLDER") the right of first offer to purchase a pro rata portion of any "New Securities" (as defined below) that the Company may, from time to time, propose to sell and issue. The Rights Holder's pro rata share, for purposes of this right of first offer, is the ratio of (X) the number of shares of Common Stock (assuming conversion of all outstanding Preferred) owned by such Rights Holder to (Y) the total number of shares of Common Stock then outstanding (assuming conversion of all outstanding Preferred) and all outstanding options of the Company. This right of first offer shall be subject to the following provisions:

                           (a)      "NEW SECURITIES" shall mean any Common Stock
or Preferred Stock of the Company whether or not authorized on the date hereof, or rights, options, or warrants to purchase such Common Stock or Preferred Stock, or securities of any type whatsoever that are, or may become, convertible into said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                                    (i)   up to 1,548,029 shares of Common
Stock, or options to purchase shares of Common Stock, issued or granted to officers, directors, employees and consultants of the Company pursuant to stock and option plans or arrangements approved by the Board of Directors;

                                    (ii)  shares of Common Stock issuable upon
conversion of the Company's Series A Preferred Stock;

                                    (iii) shares of Common Stock issuable upon
conversion of the Company's Series B Preferred Stock;

                                    (iv)  securities of the Company offered to
the public pursuant to a bona fide public offering;

                                    (v)   securities of the Company issued to
persons or entities with whom the Company has business relationships, including under equipment leasing arrangements, bank or other institutional loans, acquisitions of companies or product lines or other arrangements or transactions wherein the principal purpose of the issuance of such shares (or warrants or options) is for non-equity financing purposes; provided, that such arrangements are approved by the majority vote or written consent of the Board of Directors of the Company;

                                    (vi)  shares of Common Stock or Preferred
Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; or

                                    (vii) the shares of Series B Preferred
issued pursuant to this Agreement;

                           (b)      In the event that the Company proposes to
undertake an issuance of New Securities, it shall give the Rights Holder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same (the "COMPANY'S NOTICE"). The Rights Holder shall have ten (10) business days from the date such notice is given to agree to purchase its share of such New Securities at the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that a Rights Holder does not elect to purchase its pro rata share (a "NON-PARTICIPATING HOLDER"), then each Rights Holder purchasing such New Securities shall have ten (10) business days to elect to purchase, on a pro rata basis, each Non-Participating Holder's pro rata share.

                           (c)      The Company shall have one hundred twenty
(120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty
(60) days from the date of such agreement) any New Securities not acquired by the Rights Holder at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's Notice. In the event the Company has not sold the New Securities within such one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rights Holder in the manner provided above.

                           (d)      The right of first offer granted under this
Agreement shall expire in the event the Company becomes a reporting Company under the Securities Exchange Act of 1934, as amended.

                           (e)      This right of first offer shall expire with
respect to any Rights Holder immediately at such time as such Rights Holder no longer owns, in the aggregate, one-half of the shares of Series B Preferred Stock (or Common Stock issuable upon conversion thereof) owned as of the date hereof.

         8.       Miscellaneous.

                  8.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two (2) years following the Closing.

                  8.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the rights and obligations of this Agreement may be expressly transferred by one Purchaser to another Purchaser or by a Purchaser to any entity that is under common control with such Purchaser.

                  8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.6      Notices.

                           (a) All notices, requests, demands and other
communications under this Agreement or in connection herewith shall be given to or made upon (i) the Purchasers at each such Purchaser's address set forth on Exhibit A, with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, attention: Steven E. Bochner; and (ii) the Company at Internet Security Systems, Inc. attention: Thomas Noonan, with a copy to Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701, attention: Carmelo M. Gordian.

                           (b) All notices, requests, demands and other
communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                           (c) Any party may, by written notice to the other,
alter its address or respondent, and such notice shall be considered to have been given three (3) days after the airmailing or faxing thereof.

                  8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.8 Expenses. Each of the Company and the Purchasers shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby; however, the Company will pay the reasonable fees and expenses of one special counsel to the Purchasers, in an amount not to exceed $15,000.

                  8.9 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

                  8.10 Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

                  8.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  8.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

                  8.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.


         IN WITNESS WHEREOF, the parties hereto have executed this Series B Preferred Stock Purchase Agreement as of the date first above written.

                                    COMPANY:

                                    INTERNET SECURITY SYSTEMS, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    FOUNDERS:


                                    --------------------------------------------
                                                 Christopher Klaus



                                    --------------------------------------------
                                                   Thomas Noonan














                            ***PURCHASE AGREEMENT***

                                    PURCHASERS:


                                    AT & T VENTURE FUND I, L.P.


                                    By;
                                       -----------------------------------------
                                       Name:  Richard S. Bodman
                                       Title: General Partner


                                    GREYLOCK EQUITY LIMITED PARTNERSHIP

                                    By:  Greylock Equity Limited Partnership,
                                          Its Partner


                                    By:
                                       -----------------------------------------
                                       General Partner


                                    --------------------------------------------
                                    John P. Imlay, Jr.


                                    KLEINER PERKINS CAUFIELD & BYERS VIII

                                    By: KPCB VIII Associates


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    KPCB INFORMATION SCIENCES
                                    ZAIBATSU FUND II

                                    By: KPCB VII Associates


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:




                            ***PURCHASE AGREEMENT***

                                    KPCB JAVA FUND

                                    By: KPCB VIII Associates


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    SIGMA ASSOCIATES, III, L.P.

                                    By: Sigma Management III, L.P.


                                    By:
                                       -----------------------------------------
                                       General Partner


                                    SIGMA INVESTORS III, L.P.

                                    By: Sigma Management III, L.P.


                                    By:
                                       -----------------------------------------
                                       General Partner


                                    SIGMA PARTNERS III, L.P.

                                    By: Sigma Management III, L.P.


                                    By:
                                       -----------------------------------------
                                       General Partner


                                    VENTURE FUND I, L.P.


                                    By:
                                       -----------------------------------------
                                       Name:  Richard S. Bodman
                                       Title: General Partner



                            ***PURCHASE AGREEMENT***

                                    EXHIBIT A



                                                                        SERIES B
                                                    INVESTMENT          PREFERRED
         PURCHASER                                    AMOUNT              STOCK
         ---------                                  ----------          ---------
AT & T Venture Fund II, L.P.                      $  855,000.85          337,945
Venture Fund I, L.P.                                  94,998.97           37,549
Two Wisconsin Circle, Suite 610
Chevy Chase, MD 20815
Attn: Mr. Richard S. Bodman

Greylock Equity Limited Partnership                  750,139.94          296,498
c/o Greylock Management Corporation
755 Page Mill Road A-100
Palo Alto, CA 94304
Attn:  Mr. Roger Evans

John P. Imlay, Jr                                     33,970.31           13,427
[Address]

Kleiner Perkins Caufield & Byers VIII                825,275.88          326,196
KPCB Information Sciences Zaibatsu                    75,024.62           29,654
Fund II
KPCB Java Fund                                     2,100,699.48          830,316
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, California 94025
Attn:  Mr. Ted Schlein

Sigma Partners III, L.P.                             427,357.48          168,916
Sigma Associates, III, L.P.                          105,764.12           41,804
Sigma Investors III, L.P.                             11,769.56            4,652
c/o Sigma Partners
2884 Sand Hill Road, Suite 121
Menlo Park, CA 94025
Attn: Wade Woodson

TOTAL                                             $5,280,001.21        2,086,957
                                                  =============        =========





                            ***PURCHASE AGREEMENT***